UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
iRobot Corporation
(Exact name of registrant as specified in its charter)

Delaware	77-0259335

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

63 South Avenue Burlington, Massachusetts	01803

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-126907 (If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share (including preferred stock purchase rights)
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the Registrant’s common stock (including preferred stock purchase rights) to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-126907) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference.
Item 2. Exhibits.

Exhibit No.	Description

3.1.	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (No. 333-126907)

3.2.	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (No. 333-126907)

4.1.	Specimen Stock Certificate for shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (No. 333-126907)

4.2.	Shareholder Rights Agreement between the Registrant and Computershare Trust Company, Inc., as the Rights Agreement (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 (No. 333-126907)

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iRobot Corporation
Date: November 1, 2005	By:	/s/ Colin M. Angle
Colin M. Angle
Chief Executive Officer